UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2006
NAVISTAR FINANCIAL CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-04146
(State or other Jurisdiction of Incorporation)	(Commission File Number)

425 N. Martingale Road Schaumburg, Illinois	60173
(Address of principal executive offices of registrant)	(Zip Code)

Registrant’s telephone number, including area code:  630-753-4000

Former name or former address, if changed since last report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2006, Navistar Financial Corporation (NFC), the captive finance subsidiary of Navistar International Corporation (Navistar), received a Second Waiver and Consent (the Waiver) from the participants in its $1.2 billion Amended and Restated Credit Agreement dated as of July 1, 2005 (the Agreement). The Waiver was designed to provide additional surety around NFC’s capital structure. This Waiver extends through January 31, 2007, the previous waiver which covered a default or event of default created by NFC’s and Navistar’s failure to meet the filing requirements of Sections 13 and 15 of the Exchange Act of 1934, as amended, when the Annual Report on Form 10-K for 2005 was not filed with the Securities and Exchange Commission (SEC).

The Waiver also covers a default related to the right, if any, of the holders of Navistar’s long-term debt to accelerate payment of such debt because of the late filing of required SEC reports. In the event that the holders of any series of Navistar’s long-term debt files a valid notice of acceleration, the waiver provides five business days for Navistar to pay such accelerated indebtedness. The waiver of default with respect to the right to accelerate or notice of acceleration is predicated on Navistar having funds available to it under its $1.5 billion senior unsecured term loan facility dated February 22, 2006.

The Waiver expires the earlier of (i) January 31, 2007 or, (ii) the date on which NFC and Navistar shall have timely filed a report on Form 10-K or 10-Q after March 2, 2006.

The preceding summary of certain provisions of the Waivers is qualified in its entirety by reference to the complete Waivers filed as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

Exhibit No.    Description

     99.1        WAIVER dated as of January 17, 2006
     99.2           SECOND WAIVER AND CONSENT dated as of March 2, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Date: March 8, 2006	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Vice President and Controller
(Principal Accounting Officer)